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                                                                     Exhibit 3.1

                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                              PAYSYS INTERNATIONAL, INC.



                                      ARTICLE 1
                                         Name
                                         ----

    The name of the Corporation is PaySys International, Inc.


                                      ARTICLE 2
                               Existence of Corporation
                               ------------------------

    The Corporation shall have perpetual existence.


                                      ARTICLE 3
                               Business and Activities
                               -----------------------

    The Corporation may, and is authorized to, engage in any activity or business now or hereafter permitted under the laws of the United States and of the State of Florida.

                                      ARTICLE 4
                                    Capital Stock
                                    -------------

    4.1  Authorized Shares.  The total number of shares of all classes of
         -----------------
capital stock that the Corporation shall have the authority to issue shall be 40,000,000 shares, of which 30,000,000 shares shall be Common Stock having a par value of $0.01 per share ("Common Stock") and 10,000,000 shares shall be Preferred Stock, $0.01 par value per share ("Preferred Stock"). The Board of Directors is expressly authorized, pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), to provide for the classification and reclassification of any unissued shares of Preferred Stock and the issuance thereof in one or more classes or series without the approval of the shareholders of the Corporation, all within the limitations set forth in Sections 607.0601 and 607.0602 of the FBCA.

    4.2  Common Stock.
         ------------

         (A)  Relative Rights.  The Common Stock shall be subject to all of
              ---------------
the rights, privileges, preferences, and priorities of the Preferred Stock as set forth in the Articles of Amendment to these Articles of Incorporation that may hereafter be filed pursuant to Section 607.0602 of the FBCA to establish the respective class or series of the Preferred Stock. Except as


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otherwise provided in these Articles of Incorporation, each share of Common
Stock shall have the same rights as and be identical in all respects to all the other shares of Common Stock.

         (B)  Voting Rights.  Except as otherwise provided in these Articles of
              -------------
Incorporation, except as otherwise provided by the FBCA and except as may be determined by the Board of Directors with respect to the Preferred Stock, only the holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Upon any such vote, each holder of Common Stock shall, except as otherwise provided by the FBCA, be entitled to one vote for each share of Common Stock held by such holder.

         (C)  Dividends.  Whenever there shall have been paid, or declared
              ---------
and set aside for payment, to the holders of the shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

         (D)  Dissolution, Liquidation, Winding Up.  In the event of any
              ------------------------------------
dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to the distribution of assets, shall become entitled to participate in the distribution of assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation, or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

    4.3  Preferred Stock.
         ---------------

    (A)  Issuance, Designations, Powers, Etc.  The Board of Directors is
         -----------------------------------
expressly authorized, subject to the limitations prescribed by the FBCA and the provisions of these Articles of Incorporation, to provide, by resolution and by filing Articles of Amendment to these Articles of Incorporation, which, pursuant to Section 607.0602(4) of the FBCA shall be effective without shareholder action, for the issuance from time to time of the shares of the Preferred Stock in one or more classes or series, to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, powers, preferences and other rights of the shares of each such class or series and to fix the qualifications, limitations, and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

         (1) the number of shares constituting that class or series and the distinctive designation of that class or series;


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         (2)  the dividend rate on the shares of that class or series, whether dividends shall be cumulative, noncumulative, or partially cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that class or series;

         (3) whether that class or series shall have voting rights, in addition to the voting rights provided by the FBCA, and, if so, the terms of such voting rights;

         (4) whether that class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (5) whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which the class or series shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (6) whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

         (7) the rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

         (8) any other relative powers, preferences, and rights of that class or series, and qualifications, limitations, or restrictions on that class or series.

         (B)  Dissolution, Liquidation, Winding  In the event of any
              ---------------------------------
liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each class or series shall be entitled to receive only such amount or amounts as shall have been fixed by the Articles of Amendment to these Articles of Incorporation filed pursuant to the resolution or resolutions of the Board of Directors providing for the issuance of such class or series.

    4.4  No Preemptive Rights.  Except as the Board of Directors may otherwise
         --------------------
determine, no shareholder of the Corporation shall have any preferential or preemptive right to subscribe for

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or purchase from the Corporation any new or additional shares of capital stock, or securities convertible into shares of capital stock, of the Corporation, whether now or thereafter authorized.

                                      ARTICLE 5
                                  Board of Directors
                                  ------------------

    5.1  Number.  Except as otherwise provided in these Articles of
         ------
Incorporation or Articles of Amendment filed pursuant to Section 4.3 hereof relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to these Articles of Incorporation or by bylaws of the Corporation (the "Bylaws"), but in no event shall the number of directors be less than five (5) nor more than nine (9). The number of directors constituting the initial Board of Directors of the Corporation is five (5).

    5.2  Classification and Term.  The directors, other than those who may be
         -----------------------
elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1998 annual meeting of the shareholders; each initial director in Class II shall hold office for a term expiring at the 1999 annual meeting of the shareholders; and each initial director in Class III shall hold office for a term expiring at the 2000 annual meeting of the shareholders. At each annual meeting of the shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of their election. Despite the expiration of a director's term pursuant to the foregoing provisions of this Section 5.2, such director shall serve until such directors' successor is duly elected and qualified, until such directors' earlier death, resignation or removal, or until there is a decrease in the number of directors.

    5.3  Removal.
         -------

    (A)  Removal For Cause.  Except as otherwise provided pursuant to the
         -----------------
provisions of these Articles of Incorporation or Articles of Amendment relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 5.3(B) hereof) and only by the affirmative vote, at a special meeting of the shareholders called for such a purpose, of not less than sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposed removal was contained in the notice of such meeting. At least thirty (30) days prior to such special meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy on the

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Board of Directors resulting from such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until any such director's earlier death, resignation, or removal.

         (B)  "Cause" Defined.  For the purposes of this Section 5.3, "cause"
         ----------------
shall mean (i) misconduct as a director of the Corporation or any subsidiary of the Corporation which involves dishonesty with respect to a substantial or material corporate activity or corporate assets, or (ii) conviction of an offense punishable by one (1) or more years of imprisonment (other than minor regulatory infractions and traffic violations which do not materially adversely affect the Corporation).

    5.4  Change of Number of Directors.  In the event of any increase or
         -----------------------------
decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    5.5  Directors Elected by Holders of Preferred Stock.  Notwithstanding
         -----------------------------------------------
the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation, as amended by Articles of Amendment applicable to such classes or series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article 5 unless expressly provided by the Articles of Amendment applicable to such classes or series of Preferred Stock.

    5.6  Exercise of Business Judgment.  In discharging his duties as a
         -----------------------------
director of the Corporation, a director may consider such factors as the director considers relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any corporate action or inaction on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, the economy of the State of Florida and the United States, and any other factors permitted under the FBCA.

                                      ARTICLE 6
                                Action By Shareholders
                                ----------------------

    6.1  Call For Special Meeting.  Special meetings of the shareholders of
         ------------------------
the Corporation may be called at any time, but only by (a) the Chairman of the Board of the Corporation, (b) a majority of the directors in office, although less than a quorum, or (c) the written demand upon the Corporation's secretary by the holders of not less than fifty percent (50%) of the total number of

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votes of the then outstanding shares of capital stock of the Corporation entitled to vote on any issue proposed to be considered at the proposed special meeting.

    6.2  Shareholder Action by Unanimous Written Consent.  Any action
         -----------------------------------------------
required or permitted to be taken by the Shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders, and may not be effected by any consent in writing by such shareholders, unless such written consent is unanimous.

                                      ARTICLE 7
                                   Indemnification
                                   ---------------

    7.1  Provision of Indemnification.  The Corporation shall, to the fullest
         ----------------------------
extent permitted or required by the FBCA, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors' resolution, vote of shareholders, the FBCA, the Bylaws of the Corporation or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term "Directors" includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term "Executive Officers" includes those individuals who are or were at any time "executive officers" of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article 7 and not otherwise defined herein have the meaning set forth in Section 607.0850, Florida Statutes (1995). The provisions of this Article 7 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article 7 shall diminish the rights of indemnification provided for herein prior to such amendment or appeal.

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                                      ARTICLE 8
                                      Amendments
                                      ----------

    8.1  Articles of Incorporation.  Notwithstanding any other provision of
         -------------------------
these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law) the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (unless separate voting by classes is required by the FBCA, in which event the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the number of shares of each class or series entitled to vote as a class shall be required), to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles 5, 6, 7 or this Article 8 of these Articles of Incorporation.
Notice of any such proposed amendment, repeal, or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal, or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law.

    8.2  Bylaws.  The shareholders of the Corporation may adopt or amend a
         ------
bylaw which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the FBCA. The adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.

                                      ARTICLE 9
                               Affiliated Transactions
                               -----------------------

    The Corporation expressly elects, pursuant to Section 607.0901(5)(a) of the FBCA, not to be governed by the provisions and rules pertaining to affiliated transactions contained in Section 607.0901 of the FBCA.

                                      ARTICLE 10
                              Control-Share Acquisitions
                              --------------------------

    The Corporation exercises its right, pursuant to Section 607.0902(5) of the FBCA, to avoid the provisions pertaining to control-share acquisitions contained in Sections 607.0902, 607.1302(1)(c), and 607.1320 of the FBCA.

                                          7

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                                      ARTICLE 11
                         Principal Office and Mailing Address
                         ------------------------------------

    The street address of the Principal Office of the Corporation and its mailing address is 900 Winderley Place, Suite 200, Maitland, Florida 32751-5575. The location of the Principal Office and the mailing address shall be subject to change as may be provided in the FBCA.

    IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been signed on behalf of the Corporation as of the ______ day of _________________, 1997.

                                    PAYSYS INTERNATIONAL, INC.

                                    By:  ___________________________________
                                    Name:___________________________________
                                    Title:__________________________________